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                                                                     Exhibit 3.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    LOEWS CINEPLEX ENTERTAINMENT CORPORATION

         Loews Cineplex Entertainment Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Loews Cineplex Entertainment Corporation, and the name under which the Corporation was originally incorporated is LCEC Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was October ___, 2002.

         2. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of the Corporation in its entirety.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full.

         4. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "DGCL").

                                    ARTICLE I

         The name of the corporation (the "Corporation") is "Loews Cineplex Entertainment Corporation".

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

         SECTION 4.1 STOCK. The aggregate number of shares of stock (the "Stock") which the Corporation shall have authority to issue is __________ shares, of which (i) __________ shares shall be Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), (ii) __________ shares shall be Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock") and (iii) one share shall be special voting stock, par value $0.01 per share (the "Special Voting Stock"). All of such shares of Stock shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.


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         SECTION 4.2 COMMON STOCK. Except as otherwise provided in this Section
4.2 or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, and subject to the same qualifications, limitations and restrictions.

                  (a) Voting Rights. Except as otherwise provided in this
Section 4.2 or as otherwise required by applicable law, holders of Class A Common Stock shall be entitled to one (1) vote per share of Class A Common Stock on all matters to be voted on by the stockholders of the Corporation, and holders of Class B Common Stock shall be entitled to ten (10) votes per share of Class B Common Stock on all such matters. Except as otherwise required by applicable law, the holders of Common Stock and Special Voting Stock shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation.

                  (b) Dividends. Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that if dividends are declared which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Stock and the dividends payable to the holders of Class A Common Stock shall consist of shares of Class A Common Stock and the dividends payable to the holders of Class B Common Stock shall consist of shares of Class B Common Stock. Dividends may not be declared with respect to either of the Class A Common Stock or the Class B Common Stock unless dividends payable at the same rate and in the same form (subject to the proviso to the immediately preceding sentence) are simultaneously declared with respect to the other class of Common Stock.

                  (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holder of the share of Special Voting Stock shall have been paid in full any amounts to which it shall be entitled in accordance with Section 4.3(c), and subject to applicable law, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock pro rata based on the number of shares held by the holders of the Common Stock, to the exclusion of the holder of the Special Voting Stock.

                  (d) Conversion. For purposes of this Section 4.2(d), the terms listed below shall have the following definitions:

                      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                      "Control" (including with correlative meaning, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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                      "Conversion Event" means, with respect to Class B Common
Stock held by any Person, any transfer of such Class B Common to a Person who, immediately prior to such Transfer, was not a Permitted Transferee, excluding any transfer if, immediately after giving effect to such transfer, the transferor or a Permitted Transferee has the power to vote or direct the vote of the transferred shares.

                      "Permitted Transferee" means (i) 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario Canada, and its Affiliates; (ii) Onex Corporation, a corporation organized and existing under the laws of Ontario, Canada ("Onex"), and its Affiliates; (iii) Gerald W. Schwartz and his Affiliates; (iv) any successor corporation of Onex resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets or other business combination or reorganization (a "Successor Corporation") involving either of the foregoing and any of its respective Affiliates; (v) an employee of Onex or any of its Affiliates or of any Successor Corporation; or (vi) a holder of Class B Common Stock at the time of the transfer.

                      "Person" means any natural person and any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                           (i)      Conversion of Class B Common Stock.

                           (A) Upon the occurrence of a Conversion Event, each share of Class B Common Stock subject to such Conversion Event shall automatically convert into one share of Class A Common Stock. Upon the occurrence of any Conversion Event, the holder or holders of Class B Common Stock affected thereby shall promptly comply with the procedures for conversion of Class B Common Stock to Class A Common Stock as set forth in Section 4.2(d)(ii).

                           (B) Each holder of Class B Common Stock shall be entitled at any time to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock by electing to do so in accordance with the procedures set forth in Section 4.2(d)(ii).

                           (ii)     Conversion Procedure.

                           (A) In connection with each conversion of shares of Class B Common Stock into shares of Class A Common Stock, the certificate or certificates representing the shares to be converted shall be surrendered at the principal office of the Corporation at any time during normal business hours. In the case of an elective conversion pursuant to
                                    Section 4.2(d)(i)(B), the surrender of the certificate or certificates representing such Class B Common Stock shall be accompanied by a written notice by the holder of such shares stating


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                                    that the holder desires to convert the
                                    shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock.

                           (B) Each conversion pursuant to a Conversion Event shall be deemed to have been effected as of the date on which such Conversion Event occurred. Each elective conversion pursuant to Section 4.2(d)(i)(B) shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and the corresponding notice has been received. Immediately upon the conversion of Class B Common Stock into Class A Common Stock, the rights of the holder of the converted Class B Common Stock with respect to the shares so converted shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                           (C) For each conversion effected pursuant to a Conversion Event, promptly after the surrender of certificates, the Corporation shall issue and deliver the certificate or certificates for the Class A Common Stock issuable upon such conversion. For each conversion effected pursuant to an elective conversion under Section 4.2(d)(i)(B), promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (2) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                           (D) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has

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                                    established, to the satisfaction of the
                                    Corporation, that such tax has been paid or is not required.

                           (E) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automatic quotation system upon which shares of Class A Common Stock may be listed or quoted (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                           (F) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock.

                  (e) Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

                  (f) Issue or Sale of Class B Common Stock. The Corporation shall not issue or sell any shares of Class B Common Stock (or any securities exercisable for, convertible into or exchangeable for Class B Common Stock) to any Person other than a Permitted Transferee, or agree or otherwise become obligated to do so.

                  (g) Reorganization, Consolidation or Merger. In case of any reorganization or consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a merger in which the Corporation is the survivor and Common Stock remains outstanding), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock, provided that the terms of such reorganization, consolidation or merger may provide for the receipt by holders of Class A Common Stock and Class B Common Stock of different classes of common stock of any Person having the same relative rights as the Class A Common Stock and the Class B Common Stock (except that the

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relative voting power of the shares received by holders of Class A
Common Stock and Class B Common Stock may vary as to degree).

         SECTION 4.3 SPECIAL VOTING STOCK.

                  (a) Amount. So long as any exchangeable shares (the "Exchangeable Shares") of Loews Cineplex Entertainment Corporation Canada, a corporation existing under the laws of Ontario, Canada ("Loews Canada"), shall be outstanding, the number of shares comprising the Special Voting Stock shall not be increased or decreased.

                  (b) Voting Rights. The holder of the Special Voting Stock shall have no voting rights except as provided in this Section 4.3(b) and required by applicable law. The share of Special Voting Stock shall be entitled to one vote for each outstanding Exchangeable Share other than Nullified Shares (as defined in the Provisions Attaching to the Exchangeable Shares) and for which the holder of the Special Voting Stock has received voting instructions from the registered holders from time to time of Exchangeable Shares, other than holders of Nullified Shares, but not more than a number of votes equal to the excess of (x) the number of authorized but unissued shares of Class A Common Stock over (y) the number of shares of Class A Common Stock reserved for issuance upon conversion of Class B Common Stock pursuant to Section 4.2(d)(ii)(E). Except as otherwise required by applicable law, the Special Voting Stock shall vote together with the Common Stock as a single class on all matters to be voted on by the stockholders of the Corporation. So long as any Exchangeable Shares shall be outstanding, no provision of this Section 4.3 shall be amended except upon the vote of the holder of the Special Voting Stock.

                  (c) Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Stock shall be entitled, prior and in preference to any distribution to holders of Common Stock, to receive the sum of $0.01.

                  (d) Dividends and Distributions. Except as provided in Section 4.3(c), no dividends or distributions shall be payable to the holder of the Special Voting Stock.

                  (e) Voting and Exchange Trust Agreement. The Special Voting Stock is subject to the Voting and Exchange Trust Agreement, dated as of ___________, 2002, among the Corporation, Loews Canada and _____________, as trustee.

                  (f) No Conversion. The Special Voting Stock shall not be convertible into any other class or series of capital stock of the Corporation or into cash, property or any other right.

                  (g) Redemption; Cancellation. From and after the first time after ________, 2017 that there are no longer outstanding any Exchangeable Shares (other than Nullified Shares) and there are no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any Person (other than Nullified Shares), the share of Special Voting Stock shall no longer be entitled to vote on any matter involving the Corporation or on any matter presented for a vote to the holders of any of the stock of the Corporation, and shall automatically be redeemed for $0.01, and upon such redemption or other purchase or acquisition of the Special Voting


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Stock by the Corporation, the share of Special Voting Stock shall be deemed retired and canceled and may not be reissued.

         SECTION 4.4 GENERAL PROVISIONS.

                  (a) Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV.

                  (b) No Preemptive Rights. No holder of Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                                    ARTICLE V

         In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not, and shall not permit any of its subsidiaries existing on March 21, 2002, to, issue nonvoting equity securities prior to March 21, 2003.

                                   ARTICLE VI

         Except as set forth below, the Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation, except that the Board of Directors shall not have the power to take any such action that would eliminate, limit, regulate or subject to any condition or procedural requirement any of the following:

                  (a) call of a special meeting of stockholders by or at the direction of the holder or holders of Common Stock having a majority of the voting power of all outstanding shares of Common Stock ("Majority Holders");

                  (b) action by Majority Holders by consent or consents in writing pursuant to Section 228 of the DGCL or any successor provisions of law;

                  (c) nomination by or on behalf of Majority Holders of candidates for election as directors.

Notwithstanding the foregoing, any by-law adopted by the stockholders after the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware may not be amended, altered or repealed by the Board of Directors.


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                                   ARTICLE VII

         The election of the Board of Directors need not be by written ballot.

                                  ARTICLE VIII

         The Corporation shall indemnify to the fullest extent permitted by
Section 145 of the DGCL each director and officer of the Corporation.

                                   ARTICLE IX

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he or she may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) under acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                    ARTICLE X

         The Corporation elects not to be governed by Section 203 of the DGCL.

                                    * * * * *


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                  IN WITNESS WHEREOF, the undersigned, _______________, the
________________ of Loews Cineplex Entertainment Corporation, affirms this ___ day of ___________, 2002 under penalty of perjury that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                   __________________________________
                                   Name:
                                   Title:






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